Exhibit 1.1

     Shares*

AVADIM HEALTH, INC.

Common Stock

UNDERWRITING AGREEMENT

    , 2020

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

As Representatives of

the several Underwriters listed on

Schedule I hereto

Ladies and Gentlemen:

Avadim Health, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of      shares of its Common Stock, par value $0.001 per share (the “Common Stock”). The aggregate of      shares to be purchased from the Company are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional      shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this agreement (the “Agreement”) as the “Representatives.”

Raymond James & Associates, Inc. (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to      Shares, for sale to the Company’s directors, officers, and certain employees and other parties designated by the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred

*	Plus an additional shares subject to Underwriter’s option to purchase additional shares.

to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by              New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-235779), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-235779) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of this Agreement is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. The “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, and pricing information identified in Schedule II hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.    Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of      Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $     per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to      Additional Shares at the purchase price per Share for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time and from time to time within 30 days after the date of the Prospectus.

3.    Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has been declared effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. New York City time on the third business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request. As used in this Agreement, the term “business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions in New York City are authorized or obligated by law to close.

4.    Delivery of the Shares  and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 at 10:00 a.m., New York City time, on     , or such other place, time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, at 10:00 a.m., New York City time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time and from time to time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations for which the Additional Shares are to be registered. The place of closing for the Additional Shares and each Additional Closing Date may be varied by agreement between the Representatives and the Company.

The Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York City time, not later than the second full business day preceding the Closing Date or each Additional Closing Date, as the case may be. Specimen certificates representing the Shares shall be made available to you in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date or each Additional Closing Date, as the case may be. The Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or each Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the second full business day preceding the Closing Date or each Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold hereunder shall be delivered by the Representatives to the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery and receipt of, and make payment of the purchase price per Share for, the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc. and SunTrust Robinson Humphrey, Inc., each individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or each Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.    Covenants and Agreements. The Company covenants and agrees with the several Underwriters as follows:

(a)    The Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the Prospectus Delivery Period (as defined in Section 5(h) hereof), of any change in the Company’s condition (financial or other), business, prospects, properties or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act.

(b)    The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto as you may reasonably request.

(c)    The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.

(d)    The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission.

(e)    The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior written consent.

(f)    The Company will retain, in accordance with the Act, all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)    Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)    As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder (the “Prospectus Delivery Period”), any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)    The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, subject itself to taxation in any such jurisdiction or take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(j)    The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act, provided, however, that the requirements of this paragraph shall be satisfied to the extent that such earnings statements are available on EDGAR; provided further that the requirements of this paragraph shall also be satisfied to the extent such earnings statements are accessible from the Company’s website.

(k)    During the period ending two years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters if not otherwise publically available on EDGAR, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Global Market (“Nasdaq”) or any national securities exchange on which the Common Stock is listed and (ii) from time to time such other information concerning the Company as you may reasonably request.

(l)    If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof, other than clauses (i), (iv) or (v)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(m)    The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n)    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, and not to cause any of its controlled affiliates to, (1) offer for sale, sell, contract to sell, pledge, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock , or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed or confidentially submit a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); the Company further confirms that neither it, nor any of its any controlled affiliates, is a party to, as of the date hereof, any transaction that would have been restricted by this section 5(n) if it had been entered into by such party during the Lock-Up Period.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (c) the granting of options pursuant to option plans existing on the date hereof, (d) the filing of a registration statement on Form S-8 to register Common Stock issuable pursuant to any employee benefit plans, stock option plans or other employee compensation plans described in the Prospectus and (e) Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or the entrance into an agreement to issue Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (e) shall not exceed 10% of the total outstanding shares of Common Stock immediately following the issuance of the Firm Shares (and, if issued on the Closing Date, the Additional Shares); provided further that the recipients thereof provide to the Representatives a signed lock-up letter substantially in the form of the lock-up letter described in the preceding paragraph.

(o)    Prior to the Closing Date or each Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p)    The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(q)    The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock.

(r)    The Company will use its reasonable best efforts to timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(s)    The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(t)    The Company will promptly notify the Representatives if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Act and (ii) completion of the Lock-up Period referred to in Section 5(n) hereof.

(u)    If at any time following the distribution of any Written Testing-the-Waters Communication (as defined below), there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication would include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if not already superseded by a later-filed Registration Statement, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. For purposes of this Agreement, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(a) of the Act.

(v)    The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A under the Act or (2) institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in any Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. No individual Written Testing-the-Waters Communication conflicts with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus. Each Written Testing-the-Waters Communication complied with the Act, and when taken together with the Time of Sale Information, as of the time of sale of the Shares did not, and as of the Closing Date and each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w)    The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.    Representations and Warranties. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and each Additional Closing Date, as the case may be, that:

(a)    The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the Closing Date (or any Additional Closing Date, as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Act).

(b)    The Registration Statement conformed, as of the date hereof, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects when filed, to the requirements of the Act. The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Act, to the requirements of the Act.

(c)    The Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(d)    The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(e)    The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(f)    Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    Each Issuer Free Writing Prospectus conformed or will conform to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act.

(h)    The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and each Additional Closing Date, as the case may be, will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights; except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that have not been waived; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates representing the Shares being sold by the Company are in valid and sufficient form.

(i)    Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had and would not be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)    The issued shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, limited liability company, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(k)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which could individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(l)    Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or articles of incorporation, as applicable, or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would be reasonably expected to have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would be reasonably expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in an Existing Instrument or that, with notice or lapse of time or both, would constitute such an event of default.

(m)    The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.

(n)    None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on Nasdaq, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to (iii) and (iv), for such violations, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, conversion or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or the right to exercise warrants or other rights with respect to capital stock of the Company or any of its subsidiaries.

(o)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, and except for options to purchase capital stock issued pursuant to any of the Company’s August 2014 Stock Incentive Plan, September 2015 Stock Incentive Plan, March 2016 Stock Incentive Plan, 2019 Stock Incentive Plan and Restricted Stock Plan, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and each

Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(p)    KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)    Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since December 31, 2018 (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business), (v) there has been no prohibition or suspension of the operations of the Company, including as a result of action taken by the Food and Drug Administration (the “FDA”) or the Federal Trade Commission (the “FTC”) and (vi) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.

(r)    All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance, with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(s)    The Shares have been approved for listing on Nasdaq under the symbol “AHI”, subject to official notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the applicable listing criteria of Nasdaq.

(t)    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(u)    The Company and each of its subsidiaries have filed all income and other material tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto. All deficiencies asserted as a result of any federal, state, local or foreign tax audits, if any, have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably would be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period other than pursuant to customary extensions of the due date for filing a tax return. On the Closing Date and each Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(v)    Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(w)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(x)    Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(y)    Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities, including the FDA and the FTC (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not be reasonably expected to have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and to the Company’s knowledge no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(z)    The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) present fairly, in all material respects, (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) or schedules that are required to be included in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and Prospectus (and any amendment or supplement thereto) is accurately and fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company.

(aa)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with generally accepted accounting principles and (b) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)    The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established and ensure compliance with the Exchange Act; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company and its subsidiaries are, and, to the knowledge of the Company after taking all necessary actions to ensure such compliance, the Company’s directors and officers in their capacities as such are each in compliance, in all material respects, with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder.

(cc)    The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement, the Time of Sale Information and the Prospectus; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(dd)    From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(ee)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ff)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other sanctions authority (collectively “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, individual or other entity or organization (a “Person”), for the purpose of financing the activities of any Person currently subject to any Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency; and no action, suit or proceeding by or before any governmental agency involving the Company or any of its subsidiaries with respect to money laundering laws is pending or, to the knowledge of the Company, threatened.

(hh)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws.

(ii)    The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in the Registration Statement (i) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (ii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(jj)    Each of the Company and its subsidiaries owns or has the necessary rights to use, all material intellectual property (including all trade names, trademarks, service marks, patents, copyrights, trade secrets and other similar rights, collectively “Intellectual Property”) used in connection with its business. There is no claim pending against the Company or any of its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware of any such claim. The Company and its subsidiaries’ conduct of their respective businesses does not materially infringe upon or conflict with the Intellectual Property rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property of the Company or its subsidiaries is being infringed upon or conflicted with by any third party.

(kk)    The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company’s senior executive officers, directors and the Stockholders listed on Schedule III.

(ll)    Except as disclosed in the Registration Statement, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(mm)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including any risks associated with oversight and regulation by the FDA and FTC; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for or received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(nn)    The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder (“ERISA”) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(oo)    The Company and its subsidiaries have taken commercially reasonable actions to protect and maintain the security, integrity, availability, sufficiency and continuous operation of all the information technology assets and equipment, computers, systems, networks, hardware, software, databases, websites, and equipment (collectively “IT Systems”) used in connection with the business of the Company and its subsidiaries (and the data stored therein or processed thereby), and there has been no security breach, attack, violation, outage, unauthorized use of or access to or other compromise of same, other than those that were resolved without material cost or liability or the duty to notify any person. The Company and its subsidiaries have not been notified, and have no knowledge, of any event or condition that would reasonably be expected to result in, any security breach, attack, violation, outage, unauthorized use of or access to or other compromise to IT Systems of the Company or its subsidiaries. The Company and its subsidiaries have complied, and are presently in compliance, with, all currently applicable (and have taken all commercially reasonable actions to prepare to comply with all pending) laws, statutes or any judgment, orders, rules or regulations of any court, arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the data privacy and security, except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(pp)    The Company and its subsidiaries: (i) are and at all times have been in compliance with all statutes, rules or regulations of the FDA, U.S. Department of Health and Human Services (“HHS”) and other comparable governmental or regulatory authorities, including statutes, rule or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”), except where such noncompliance would not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; (ii) possess all material licenses, certificates, approvals, clearances, exemptions, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except where the failure to so possess would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect, and such Authorizations are valid and in full force and effect and the Company and its subsidiaries are not in material violation of any term of any such Authorizations; (iii) have not received written notice that the FDA, HHS or any governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that the FDA, HHS or any governmental or regulatory authority is considering such action; (iv) other than as disclosed to the Underwriters, have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from FDA, HHS, other comparable governmental or regulatory authorities or any court or arbitrator alleging or asserting non-compliance with Applicable Laws or the Authorizations. To the knowledge of the Company and its subsidiaries, the manufacturing facilities and operations of their contract manufacturers, vendors, and suppliers are operated in compliance in all material respects with all Applicable Laws related to the products, materials, and supplies provided to or produced for or on behalf of the Company or its subsidiaries.

(qq)    (i) The studies, tests, and research conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, were and, if still ongoing, are being conducted in all material respects in accordance with all applicable laws and regulations; (ii) the Company and its subsidiaries are not aware of any studies, tests or research conducted by or on behalf of the Company or its subsidiaries not described in the Registration Statement, the Time of Sale Information and the Prospectus, the results of which are inconsistent with or call into question the study, tests or research, or trial results described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus; (iii) except to the extent disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, neither the Company nor any of its subsidiaries have received, nor does the Company or any of its subsidiaries have knowledge that any of their respective collaboration partners have received, any written notices, correspondence or other communications from the FDA or any governmental or regulatory authority requiring or threatening the termination, material modification or suspension of any studies or tests conducted by or on behalf of the Company or its subsidiaries, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or tests, and to the knowledge of the Company and its subsidiaries, there are no reasonable grounds for the same; (iv) the descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of the results of such studies, tests and research are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (v) the Company and its subsidiaries have provided the Underwriters with all material written notices, correspondence and summaries of all communications from the FDA and other governmental or regulatory authorities.; and (vi) to the extent applicable, the Company and its subsidiaries have obtained, or caused to be obtained, informed consent by or on behalf of each human subject who participated in a Company or subsidiary study, test or research.

(rr)    The Company and its subsidiaries are, and at all times have been, in compliance with (i) all applicable Health Care Laws and (ii) the Federal Trade Commission Act (15 U.S.C. Section 41 et seq.) and laws applicable to the Company’s advertising of its products and services, except where such noncompliance would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means the following laws and regulations and any applicable state, local or foreign counterpart of such laws and regulations: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Act and False Statements Laws (42 U.S.C. Section 1320a-7b(a), 18 U.S.C. Sections 286 and 287), and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Civil Monetary Penalties Law (42 U.S.C. Sections 1320a-7a), the Exclusions Law (42 U.S.C. Section 1320a-7); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and other applicable laws governing the privacy, breach, and security of health information; (iv) the Social Security Act, including Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) and (v) the regulations promulgated pursuant to such laws. The Company and its subsidiaries (1) currently maintain and have maintained, since December 31, 2018, plans, controls, policies and procedures in material compliance with all applicable Health Care Laws (the “Health Care Laws Policies and Procedures”) and (2) are compliant in all material respects, have complied in all material respects and are currently conducting business in material compliance with the Health Care Laws Policies and Procedures. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or other governmental or regulatory authority, or since June 1, 2019, any third party, alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, exclusion, suspension, debarment, disqualification or other action threatened or under consideration. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its subsidiaries, or to Company’s knowledge any of their contractors, suppliers, vendors and their respective employees, officers, directors, or agents has been excluded, suspended, debarred or disqualified from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company or its subsidiaries, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in exclusion, suspension, debarment or disqualification.

(ss)    To the Company’s knowledge, all of its submissions to any governmental or regulatory authority were true, accurate and complete in all material respects as of the date made (or were corrected or supplemented by a subsequent submission), and to the extent required to be updated, all such submissions remain true, accurate and complete in all material respects, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any officer, employee, agent or distributor of the Company or any of its subsidiaries, has made an untrue statement of material fact or fraudulent statement to any governmental or regulatory authority, failed to disclose a material fact required to be disclosed to any governmental or regulatory authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for any governmental or regulatory authority to invoke its policy regarding “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” (56 Fed. Reg. 46191 (Sept. 10, 1991)) or any similar policy.

(tt)    The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

7.    Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, this Agreement, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the expenses, application fees, and filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto (such expenses and fees in this clause (iv), together with any fees and expenses set forth in clause (iii) above, not to exceed $30,000 in the aggregate; (v) the fees and expenses associated with listing the Shares on Nasdaq; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost incident to the authorization, issuance, sale, preparation and delivery of the Shares and any of the tax stamps, if any, and any other taxes payable in connection therewith; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; (x) the transportation, lodging, graphics and all other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; provided the Underwriters agree to pay all costs and expenses related to their participation in the roadshow and 50% of the cost of any aircraft chartered in connection with the roadshow; and (xi) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program]. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(l).

8.    Indemnification and Contribution.

(a)    Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Written Testing-the-Waters Communications, any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically), any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)    In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each indemnifying party(s) (as defined below) on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each indemnifying party(s) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each indemnifying party(s) shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the indemnifying party(s) within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

(c)    If any action or claim shall be brought against any Underwriter, the directors, officers, employees, agents and affiliates of such Underwriter, or any person controlling any Underwriter (the “indemnified party” or “indemnified parties”) in respect of which indemnity may be sought against the Company, such indemnified party(s) shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party(s) and the payment of all reasonable fees of and expenses incurred by such counsel. Such indemnified party(s) shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party(s), unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the indemnified party(s) or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party(s) and indemnifying party(s), and such indemnified party(s) shall have been advised by its counsel that one or more legal defenses may be available to the indemnified party(s) that may not be available to the Company, or that representation of such indemnified party(s) and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such indemnified party(s) (but the Company shall not be liable for the fees and expenses of more than one counsel for the indemnified party(s))). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any indemnified party(s) from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the Section 8(a).

(d)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company pursuant to Section 8(c) (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters pursuant to Section 8(c).

(e)    In any event, the Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls either Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of all Indemnified Parties and such controlling persons from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)    If at any time an indemnified party(s) shall have requested an indemnifying party(s) to reimburse the indemnified party(s) for fees and expenses of counsel, such indemnifying party(s) agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party(s) of the aforesaid request and (ii) such indemnifying party(s) shall not have reimbursed such indemnified party(s) in accordance with such request prior to the date of such settlement.

(g)    If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the indemnifying party(s) on the other hand, from the offering and sale of the Shares or Directed Shares, as applicable, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the indemnifying party(s) on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the indemnifying party(s) on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the indemnifying party(s) with respect to the sale of the Shares or Directed Shares, as applicable, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h)    The Company and the indemnifying party(s) agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the indemnifying party(s) were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the Section 8(g). The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no indemnifying party(s) shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such indemnifying party(s) in connection with the Shares or Directed Shares, as applicable, underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

(i)    Notwithstanding the Section 8(b), any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified party, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any indemnified party, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(j)    It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the Section 8(b), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the Section 8(b) and Section 8(d), and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8(b).

(k)    In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless the indemnified party(s), from and against any and all Damages, as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the offering of the Directed Shares or the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares, which have been orally confirmed for purchase by any Participant, by              New York City time on the business day on which this Agreement is executed or (iv) related to, or arising out of or in connection with, the offering of the Directed Shares or the Directed Share Program.

9.    Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a)    The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)    You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)    You shall have received on the Closing Date an opinion and negative assurance statement of Cooley LLP, and an opinion of Hyman Phelps & McNamara, P.C., regulatory counsel to the Company, each substantially in form and substance reasonably acceptable to the Representatives.

(d)    You shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)    You shall have received letters addressed to you and dated the date hereof and the Closing Date, from the firm of KPMG LLP, independent certified public accountants substantially in form and substance acceptable to the Underwriters.

(f)    You shall have received a certificate dated the date hereof and the Closing Date from the Chief Financial Officer of the Company relating to certain disclosures in the Registration Statement, the Time of Sale Information and the Prospectus, in in form and substance acceptable to the Underwriters.

(g)    (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or each Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or each Additional Closing Date, as the case may be, as if made on and as of the Closing Date or each Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(h) hereof.

(h)    The Company shall not have failed in any material respect at or prior to the Closing Date or each Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or each Additional Closing Date, as the case may be.

(i)    The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j)    At or prior to the date hereof, you shall have received Lock-Up Agreements from each of the Company’s senior executive officers and directors and the stockholders listed on Schedule III substantially in form and substance acceptable to the Underwriters and as set forth in Exhibit A hereto.

(k)    At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of each Additional Closing Date of the conditions set forth in this Section 9, except that, if such Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of such Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to the Closing Date or applicable Additional Closing Date, but you shall be entitled to waive any of such conditions.

10.    Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.    Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of

Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

12.    Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by written notice to the Company, if prior to the Closing Date or any Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq, (ii) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by email or telephone and shall be subsequently confirmed by letter.

13.    Information Furnished by the Underwriters. The Company acknowledges that the      paragraphs under the caption “Underwriting” in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(c), 6(d), 6(e) and 8 hereof.

14.    Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company

Avadim Health, Inc.

81 Thompson Street

Asheville, NC 28803

Attention: Chief Executive Officer

with a copy to

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Yvan-Claude Pierre

(ii)	to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Brad Cole; Logan Lane

and

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

Attention: John Williams

with a copy to

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Arthur Robinson; Jonathan Ozner

E-mail: arobinson@stblaw.com; jozner@stblaw.com

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

15.    Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16.    No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its stockholders, managers, employees or creditors.

17.    Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

18.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(d)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(e)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(f)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours, AVADIM HEALTH, INC.

By:
Name: Stephen Woody
Title: Chief Executive Officer

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto. RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

SUNTRUST ROBINSON HUMPHREY, INC.

By:
Authorized Representative

SCHEDULE I

Underwriter	Number of Firm Shares
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey, Inc.
Oppenheimer & Co. Inc.
Maxim Group LLC

Total:

SCHEDULE II

Issuer Free Writing Prospectuses and Pricing Information Included in the Time of Sale Information

SCHEDULE III

Persons Subject to Lock-up

SCHEDULE IV

Approved Testing-the-Waters Communications

EXHIBIT A

Form of Lock-up Agreement